EXHIBIT 21


                                 SUBSIDIARIES OF

                            COMVERSE TECHNOLOGY, INC.

                                                       JURISIDICTION OF
SUBSIDIARY                                              INCORPORATION

Amarex Technology, Inc.                                   Delaware
Boston Technology Australia/New Zealand, Inc.             Delaware
Boston Technology Europe, Inc.                            Delaware
Boston Technology Foreign Sales Corp.                     Barbados
Boston Technology India, Inc.                             Delaware
Boston Technology International Inc., S.A. de C.V.        Mexico
Boston Technology International, Inc.                     Delaware
Boston Technology Investments, Inc.                       Delaware
Boston Technology Japan, Inc.                             Delaware
Boston Technology Mexico, Inc.                            Delaware
Boston Technology Pac Rim, Inc.                           Delaware
Boston Technology Securities, Inc.                        Delaware
Boston Technology Servicios Mexico S.C.                   Mexico
Comverse Australasia Pty. Ltd.                            Australia
Comverse do Brasil Ltda.                                  Brazil
Comverse Infosys, Inc.                                    Delaware
Comverse Infosys Ltd.                                     Israel
Comverse Infosys Technology, Inc.                         Delaware
Comverse Infosys UK Ltd.                                  U.K.
Comverse Investments Limited                              Israel
Comverse Managed Services, Inc.                           Delaware
Comverse Network Systems Hong Kong Ltd.                   Hong Kong
Comverse Network Systems, Inc.                            Delaware
Comverse Network Systems Japan Ltd.                       Japan
Comverse Network Systems Ltd.                             Israel
Comverse Network Systems OY                               Finland
Comverse Network Systems UK Ltd.                          U.K.
Comverse Technology GmbH                                  Germany
Comverse Technology Italy Srl.                            Italy
Comverse Technology Singapore Pte Ltd.                    Singapore
CTI Capital Corporation                                   Delaware
DGM&S Telecom, Inc.                                       New Jersey
MITIC Syndication Pty Ltd.                                South Africa
Netology Ltd.Israel
Startel Corporation                                       California
Telmessage International BVI Ltd.                         British Virgin Islands
Telemessage Pty Ltd.                                      South Africa
Telemesser International (1995) Ltd.                      Israel
Telemesser Netherlands Ltd.                               Netherlands
Telemesser U.K. Ltd.                                      U.K.
Telemesser Limited                                        Israel
Voice Mail One                                            Delaware